                                                                EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-48801 and 333-84753) pertaining to the 1992 Incentive Stock Plan, the 1997 Director Stock Option Plan and the 1997 Employee Stock Purchase Plan, and the 1999 Stock Incentive Plan of Focal, Inc. of our report dated January 25, 2000, except for Note 11 as to which the date is February 25, 2000, with respect to the financial statements of Focal, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                  /s/ Ernst & Young LLP



Boston, Massachusetts
March 24, 2000